    As filed with the Securities and Exchange Commission on December 10, 2003

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Decorize, Inc.
               (Exact name of issuer as specified in its charter)

                Delaware                                43-1931810
        (State of incorporation)           (I.R.S. employer identification no.)

             1938 E. Phelps
         Springfield, Missouri                             65802
(Address of principal executive office)                 (Zip code)

                    Decorize, Inc. 1999 Equity Incentive Plan
                            (Full title of the plan)

             James K. Parsons, Chief Executive Officer and President
                                 Decorize, Inc.
                                 1938 E. Phelps
                           Springfield, Missouri 65802
                                 (417) 879-3326
         (Names, addresses and telephone numbers, including area codes, of agents for service)

                                 With Copies to:

                               Lance M. Hardenburg
                             Hallett & Perrin, P.C.
                                2001 Bryan Street
                                   Suite 3900
                               Dallas, Texas 75201
                                 (214) 922-4156

APPROXIMATE  DATE OF PROPOSED  COMMENCEMENT OF SALES PURSUANT TO THE PLAN: Sales
to the purchasers of securities  proposed to be registered  hereunder will occur from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                           Proposed Maximum        Proposed Maximum
Title of Securities      Amount to be          Offering               Aggregate             Amount of
  to be Registered      Registered (1)     Price Per Share(1)      Offering Price(1)     Registration Fee
-------------------     --------------     ------------------     ------------------     ----------------

common stock,
 $.001 par value          1,783,044           $ 1.22 (2)          $ 2,175,313.68 (2)        $ 175.55

common stock,
 $.001 par value          1,216,956           $ 1.83 (3)          $ 2,227,029.48 (3)        $ 179.59

(1)  For the sole purpose of  calculating  the  registration  fee, the number of shares to be registered under this  registration  statement has been broken down  into two  subtotals.  In  addition,  pursuant  to Rule 416  under the
     Securities Act of 1933, as amended, this registration statement also covers shares of common  stock of the  registrant  issuable  to  prevent  dilution resulting from stock splits,  stock dividends or similar  transactions,  as provided in the plan.
(2)  Estimated in accordance  with Rule 457(c) and (h) under the  Securities Act of 1933, as amended,  solely for purposes of calculating  the  registration fee,  based on the  average of the high and low prices of the  registrant's common  stock on  December  4, 2003,  as  reported  on the  American  Stock
     Exchange.
(3)  Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as  amended,  based upon the  exercise  price of the  options  granted  and currently outstanding under the plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information  specified by Item 1 (Plan  Information)  and Item 2 (Registrant
Information  and  Employee  Plan  Annual  Information)  of Part I of Form S-8 is
omitted from this filing in accordance with the provisions of Rule 428 under the
Securities Act of 1933, as amended (the "1933 Act"), and the  introductory  Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The  documents  listed (i) through (iii) below are hereby  incorporated  by reference into this Registration Statement.  All documents subsequently filed by the registrant  pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities
Exchange  Act of 1934 (the  "1934  Act")  prior to  filing  of a  post-effective amendment  which  indicates that all securities  offered have been sold or which deregisters  all  securities  then  remaining  unsold,  shall  be  deemed  to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          (i)  The  registrant's  latest annual report filed pursuant to Section
     13(a) or 15(d) of the 1934 Act or the latest  prospectus  filed pursuant to
     Rule 424(b) or under the 1933 Act, which  contains,  either  directly or by
     incorporation  by  reference,   certified  financial   statements  for  the
     registrant's latest fiscal year for which such statements have been filed.

          (ii) All other  reports  filed  pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual  report or the prospectus referred to in (i) above.

          (iii)The  description  of the  registrant's  common  stock,  $.001 par value  ("Common  Stock")  which is  contained  in the  registrant's  latest registration  statement filed under the 1934 Act,  including any amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Officers and Directors.

     Section 145 of the Delaware General  Corporation Law provides generally and in  pertinent  part that a Delaware  corporation  may  indemnify  a director  or officer against  expenses  (including  attorneys'  fees),  judgments,  fines and settlement  payments  actually and  reasonably  incurred in  connection  with an action,  suit or  proceeding  (other  than an  action  by or in the right of the corporation)  to  which  he is made a party  by  virtue  of his  service  to the corporation,  provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the  corporation  and, with respect to any criminal action or proceeding, he had no reasonable cause to believe  his  conduct  was  unlawful.  Section  145  further  provides  that  in connection  with the defense or  settlement  of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the  matters in issue,  they acted in good faith,  in a manner  they  reasonably believed  to be in, or not opposed to, the best  interests  of the  corporation, except that no  indemnification  shall be made in respect of any claim, issue or matter as to which  such  person  shall have been  adjudged  to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the  circumstances  of the case,  such person is fairly and  reasonably  entitled to indemnity for such expenses  which the court shall deem  proper.  Section  145  permits a Delaware  corporation  to grant its directors  and  officers

additional rights of indemnification  through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     Article 6.F of the registrant's Certificate of Incorporation eliminates the liability  of  directors of the  registrant  for monetary  damages for breach of fiduciary  duty as a  director,  except  in the  case of (i) any  breach  of the director's  duty of loyalty to the  registrant,  (ii) acts or  omissions  of the director not in good faith or that involve  intentional  misconduct or a knowing violation of law, (iii) any unlawful payment of a dividend or any unlawful stock purchase  or  redemption,  and (iv) any  transaction  from  which  the  director received an improper personal benefit.  Such provisions  further provide that if any  amendments  to the Delaware  General  Corporation  Law eliminate or further limit  the  liability  of  directors,  then the  liability  of the  registrant's directors  shall be limited to the fullest  extent  permitted by Delaware law in addition to, and not in replacement of, the limitation on liability  provided by
Article 6.F. Paragraph 4 of Section 6.F of the Certificate of Incorporation also requires the  registrant to maintain  Bylaw  provisions  that require  mandatory indemnification  of  directors to the maximum  extent  permitted by the Delaware
General  Corporation  Law.  Section  48 of  the  registrant's  Bylaws  provides, generally,  that  directors and officers  shall be indemnified by the registrant against  any  liability  for  acting  in such  capacity  to the  fullest  extent permitted  under  Delaware law. The  registrant  also maintains a directors' and officers'  liability  insurance  policy  insuring  directors and officers of the registrant for covered losses as defined in the policy.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     5      Opinion of Hallett & Perrin, P.C. (filed herewith).
     23.1   Consent of BKD, LLP (filed herewith).
     23.4   Consent of Hallett & Perrin, P.C. (included as part of Exhibit 5).
     24     Power of Attorney (see signature page of this Registration Statement).

Item 9. Undertakings.

     (1)  The undersigned registrant hereby undertakes:

          (a)  To file,  during  any  period in which  offers or sales are being made, a post-effective  amendment to this registration  statement to:

               (i)  Include any prospectus  required by Section  10(a)(3) of the
                    1933 Act;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually  or in the aggregate,  represent a fundamental  change in the information set forth in this registration statement;

               (iii)Include   any   material   information   on  the   plan   of
          distribution not previously  disclosed in this registration  statement or any  material  change  to such  information  in  this  registration statement;

               provided,  however,  that  (i)  and  (ii)  do  not  apply  if the information  required to be included in a post-effective  amendment by those  paragraphs  is  contained  in  periodic  reports  filed  by the registrant  pursuant  to Section  13 or Section  15(d) of the 1934 Act that are incorporated by reference in this registration statement.

          (b)  That, for the purpose of determining any liability under the 1933
     Act,  each  such  post-effective  amendment  shall  be  deemed  to be a new registration  statement relating to the securities offered therein, and the offering of such  securities  at the time shall be deemed to be the initial bona fide offering thereof; and

          (c)  To  remove  from   registration  by  means  of  a  post-effective
     amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2)  The undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability  under the 1933 Act, each filing of the  registrant's annual  report  pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and,
where  applicable,  each  filing of an employee  benefit  plan's  annual  report pursuant to Section 15(d) of the 1934 Act) that is  incorporated by reference in the registration  statement shall be deemed to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  Insofar as indemnification  for liabilities arising under the 1933 Act may  be  permitted  to  directors,  officers  and  controlling  persons  of  the registrant  pursuant  to the  certificate  of  incorporation  or  bylaws  of the registrant or otherwise,  the registrant has been advised that in the opinion of the Securities and Exchange  Commission such  indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim  for  indemnification  against  such  liabilities  (other  than the payment by the registrant of expenses incurred or paid by a director, officer or controlling  person of the registrant in the  successful  defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered,  the registrant will, unless in the  opinion  of its  counsel  the matter  has been  settled  by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable  grounds to believe that it meets all of the  requirements for filing on Form S-8 and has duly caused this registration  statement to be signed on its behalf by the  undersigned,  thereunto  duly  authorized,  in the City of
Springfield and the State of Missouri, on the 10th day of December, 2003.

                                       DECORIZE, INC.

                                       By  /s/ James K. Parsons
                                         ---------------------------------------
                                         James K. Parsons, President and Chief
                                         Executive Officer

                                POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that  each  individual  whose  signature appears below hereby constitutes and appoints James K. Parsons,  with full power to act  without  the  other,  his or her true and lawful  attorneys-in-fact  and agents,  each with full power of substitution and restitution for him or her and in his or her name,  place and stead, in any and all capacities,  to sign any or all  amendments to this  Registration  Statement,  and to file the same with all
exhibits  thereto  and  other  documents  in  connection  therewith,   with  the
Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and  authority  to do and  perform  each and every act and thing  requisite and necessary to be done in connection  therewith,  as fully to all  intents  and  purposes  as he or she  might or could  do in  person  hereby ratifying and confirming that each of said  attorneys-in-fact  and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this  registration  statement has been signed below by the following persons in the capacities and on December
10, 2003.

Signature                                                Title

  /s/ James K. Parsons
---------------------------------
James K. Parsons                              President, Chief Executive Officer
                                              and Director

  /s/ Alex Budzinsky
---------------------------------
Alex Budzinsky                                Executive Vice President and
                                              Chief Financial Officer

  /s/ Brent Olson
---------------------------------
Brent Olson                                   Vice President of Finance and
                                              Treasurer (principal accounting
                                              officer)

  /s/ John E. Bagalay, Jr.
---------------------------------
John E. Bagalay, Jr.                          Director

---------------------------------
Kevin Bohren                                  Chairman of the Board and Director

  /s/ Timothy M. Dorgan
---------------------------------
Timothy M. Dorgan                                 Director

  /s/ Fabian Garcia
---------------------------------
Fabian Garcia                                 Director

  /s/ J. Michael Sandel
---------------------------------
J. Michael Sandel                             Director and Vice President

                                INDEX TO EXHIBITS

     4.1  Certificate of Incorporation of Decorize, Inc. (1)

     4.2  Bylaws of Decorize, Inc. (1)

     4.3  Form of Decorize, Inc. Stock Certificate (1)

     4.4  Decorize, Inc. 1999 Stock Option Plan (2)

     4.5  Form of Employee Incentive Stock Option Notice and Agreement (2)

     5    Opinion of Hallett & Perrin, P.C. (3).

     23.1 Consent of BKD, LLP (3).

     23.4 Consent of Hallett & Perrin, P.C. (included as part of Exhibit 5).

     24   Power of Attorney (see signature page of this Registration Statement).

------------
(1)  Filed previously as an exhibit to the Annual Report on Form 10-KSB filed by
     Decorize, Inc. on September 28, 2001.
(2)  Filed previously as an exhibit to the  Registration  Statement on Form SB-2 filed by Guidelocator.com on September 29, 1999 (file no. 000-88083).
(3)  Filed herewith.